UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 23, 2008

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 23, 2008 and December 26, 2008, respectively, PokerTek, Inc. (the “Company”) entered into the First Amendment to Loan and Security Agreement with Silicon Valley Bank (“SVB”) and the related First Amendment to Export-Import Bank Loan and Security Agreement with SVB (collectively, the “Amendments”).  The Company had secured a credit facility from SVB on July 25, 2008 pursuant to the terms of the Loan and Security Agreement between the Company and SVB and the related Export-Import Bank Loan and Security Agreement between the Company and SVB (collectively, the “Original Agreements”), as described on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2008.

The Amendments amended and replaced sections of the Original Agreements which required the Company to attain either specified EBITDA levels or an Adjusted Quick Ratio of at least 1.50 to 1.00.  Commencing with the month ending as of December 31, 2008 and for each month thereafter, the Amendments require the Company to maintain an Adjusted Quick Ratio of at least 1.00 to 1.00.

Under the Original Agreements, the Applicable Rate was a per annum rate equal to the Prime Rate plus 1.50%, and the Collateral Handling Fee was 0.20% per month of the Financed Receivable Balance for each Financed Receivable outstanding.  The Amendments modified the Applicable Rate to the greater of (i) the Prime Rate plus 2.00% or (ii) 6.50%, and changed the Collateral Handling Fee to 0.30%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2008	POKERTEK, INC.

	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Financial Officer